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                                                                EXHIBIT 4.3

                          PLEDGE AND SECURITY AGREEMENT

         THIS PLEDGE AND SECURITY AGREEMENT ("Agreement"), dated February 26, 1998, by and between DynaGen, Inc., a Delaware corporation ("Pledgor") and Fleet National Bank, a national banking association with a principal office at One Federal Street, Boston, Massachusetts ("Lender").

                                   WITNESSETH:

         WHEREAS, pursuant to a Credit Agreement of even date, by and between, among others, Pledgor and Lender (the "Credit Agreement"), Lender has made certain loans to Generic Distributors, Incorporated, a Delaware corporation, ("Borrower") which are unconditionally guaranteed by Pledgor. Specifically, such loans consist of (i) a term loan arrangement in the original principal amount of One Million Two Hundred Thousand Dollars ($1,200,000.00) (the "Term Loan") and
(ii) a revolving line of credit in the maximum aggregate principal amount of Three Hundred Thousand Dollars ($300,000.00) (the "Line of Credit"). The Term Loan is evidenced by, among other things, a Commercial Term Promissory Note of even date in the original principal amount of One Million Two Hundred Thousand Dollars ($1,200,000.00) made and executed by Borrower payable to the order of Lender (herein referred to, together with any extensions, modifications, renewals and/or replacements thereof, as the "Term Note"). The Line of Credit is evidenced by, among other things, a Commercial Revolving Line of Credit Promissory Note of even date in the maximum aggregate principal amount of Three Hundred Thousand Dollars ($300,000.00) made and executed by Borrower payable to the order of Lender (herein referred to, together with any extensions, modifications, renewals and/or replacements thereof, as the "Line of Credit Note") (the Term Note and the Line of Credit Note are sometimes referred to herein collectively as the "Notes", and the Term Loan and the Line of Credit are sometimes referred to herein collectively as the "Loans"). As stated above, Pledgor has unconditionally guaranteed the payment and performance of the Borrower's obligations, liabilities and indebtedness to Lender pursuant to a Guaranty Agreement of even date (the "Guaranty").

         WHEREAS, it is a condition of Lender's agreement to make the Loans to Borrower that Pledgor execute and deliver this Agreement to Lender to secure Pledgor's obligations under the Guaranty.

                                   AGREEMENT:

         NOW THEREFORE, in consideration of the foregoing, and to enable Borrower and/or Pledgor to obtain loans and other extensions of credit from Lender and to induce Lender to have transaction with Borrower and/or Pledgor, Pledgor agrees as follows:

         1. PLEDGE. Pledgor hereby pledges, hypothecates, assigns, transfers, sets over and delivers unto Lender, and hereby grants to Lender a security interest in, the collateral described in SCHEDULE A hereto, together with the proceeds thereof and all cash, additional securities or other property at any time and from time to time receivable or otherwise distributable in respect


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of, in exchange for, or in substitution for any and all such pledged securities
(all such pledged securities, the proceeds thereof, cash, dividends, additional securities and other property now or hereafter pledged hereunder are hereinafter collectively called the "Pledged Securities");

         TO HAVE AND TO HOLD the Pledged Securities, together with all rights, titles, interests, powers, privileges and preferences pertaining or incidental thereto, unto Lender, its successors and assigns; subject, however, to the terms, covenants and conditions hereinafter set forth.

         Upon delivery to Lender, the Pledged Securities shall be accompanied by executed stock powers in blank and by such other instruments or documents as Lender or its counsel may reasonably request. Each delivery of certificates for such Pledged Securities shall be accompanied by a schedule showing the number of shares and the numbers of the certificates theretofore and then pledged hereunder, which schedule shall be attached hereto as SCHEDULE A and made a part hereof. Each schedule so delivered shall supersede any prior schedule so delivered.

         2. OBLIGATIONS SECURED. This Agreement is made, and the security interest created hereby is granted to Lender, to secure full payment and performance of any and all indebtedness and other obligations of Pledgor to Lender, direct or contingent, however evidenced or denominated, and however or whenever incurred, including without limitation indebtedness incurred pursuant to any past, present or future commitment of Lender to Pledgor (regardless of the class of such future advance), including, without limitation, the indebtedness evidenced by the Notes (collectively the "Obligations").

         3. REPRESENTATIONS AND WARRANTIES. Pledgor hereby represents and warrants to Lender (a) that Pledgor is the legal and equitable owner of the Pledged Securities, that Pledgor has the complete and unconditional authority to pledge the Pledged Securities being pledged by it, and holds the same free and clear of all liens, charges, encumbrances and security interest of every kind and nature; and (b) that no consent or approval of any governmental body or regulatory authority, or of any other party, which was or is necessary to the validity of this pledge, has not been obtained. Pledgor further represents and warrants that no part of the Obligations will be used to purchase or carry any "margin stock", as defined in Regulation U of the Board of Governors of the Federal Reserve System, 12 CFR ss.221.1 ET SEQ.

         4. REGISTRATION IN NOMINEE NAME; DENOMINATIONS. Lender shall have the right (in its sole and absolute discretion) to hold the certificates representing the Pledged Securities in its own name or in the name of the Pledgor, endorsed or assigned in blank or in favor of Lender. Pledgor shall deliver to Lender all certificates representing the Pledged Securities promptly upon receipt by Pledgor. Upon request and delivery of certificates representing the Pledged Securities to the issuer of the Pledged Securities, Lender may have such Pledged Securities registered in the name of Lender or any nominee or nominees of Lender. Lender shall at all times have the right to exchange the certificates representing Pledged Securities for certificates of smaller or larger denominations for any purpose consistent with this Agreement.

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         5. REMEDIES UPON DEFAULT. Upon the occurrence of a default or Event of
Default under the Credit Agreement, or in the event that any representation or warranty herein shall prove to have been untrue when made, then, and in any such event, Lender shall have all of the rights, privileges and remedies of a secured party under the Uniform Commercial Code as in effect in the Commonwealth of Massachusetts, and without limiting the foregoing, Lender may (a) collect any and all rights, privileges, options and remedies of the holder and owner thereof, and (b) sell, transfer and/or negotiate the Pledged Securities, or any part thereof, at public or private sale, for cash, upon credit or for future delivery as Lender shall deem appropriate, including without limitation, at Lender's option, the purchase of all or any part of said securities at any public sale by Lender. Upon consummation of any sale, Lender shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Pledged Securities sol sold. Each such purchaser at any such sale shall hold the property sold absolutely, from any claim or right on the part of the Pledgor, and the Pledgor hereby waives (to the extent permitted by law) all rights of redemption, stay or appraisal that Pledgor now has or may at any time in the future have under any rule of law or statute now existing or hereinafter enacted. Pledgor hereby expressly waives notice to redeem and notice of the time, place and manner of such sale.

         6. APPLICATION OF PROCEEDS. The proceeds of the sale of Pledged Securities sold pursuant to Section 5 hereof, and the proceeds of the exercise of any of Lender's other remedies hereunder, shall be applied by Lender as follows:

         FIRST: To the payment of all costs and expenses incurred by Lender in connection with any such sale, including, but not limited to, all court costs and the reasonable fees and expenses of counsel for Lender in connection therewith, and

         SECOND: To the payment in full of the Obligations, first to accrued interest and thereafter to the unpaid amount thereof, to the extent not previously paid by Pledgor, and

         THIRD: The excess, if any, shall be paid to Pledgor or any other person lawfully thereunto entitled.

         7. REIMBURSEMENT OF LENDER. Pledgor agrees to reimburse Lender, upon demand, for all expenses, including without limitation, reasonable attorney's fees, incurred by it in connection with the administration and enforcement of this Agreement, and agrees to indemnify Lender and hold it harmless from and against any and all liability incurred by it hereunder or in connection herewith, unless such liability shall be due to willful misconduct or gross negligence on the part of Lender.

         8. NO WAIVER. No failure on the part of Lender to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall nay single or partial exercise of any such right, power or remedy by Lender preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies are cumulative and are not exclusive of any other remedies provided by law.

         9. LIMITATION OF LENDER LIABILITY. Except in the case of their intentional malfeasance or gross negligence, neither Lender nor its partners, employees, agents, representatives, or

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nominees shall be liable for any loss incurred by Pledgor arising out of any act or omission of Lender, its partners, employees, agents, representatives or nominees, with respect to the care, custody or preservation of the Pledged Securities.

         10. BINDING AGREEMENT. This Agreement and the terms, covenants and conditions hereof shall be binding upon and inure to the benefit of the parties hereto and to all holders of indebtedness secured hereby and their respective successors and assigns.

         11. GOVERNING LAWS; AMENDMENTS. This Agreement shall in all respects be construed in accordance with and governed by the laws of the Commonwealth of Massachusetts applicable to contracts to be wholly performed in such state. This Agreement may not be amended or modified, nor may any of the Pledged Securities be released except in a writing signed by the party to be charged therewith. Time is of the essence with respect to the obligations of Pledgor pursuant to this Agreement.

         12. FURTHER ASSURANCES. Pledgor agrees to do such further acts and things, and to execute and deliver such additional conveyances, assignments, agreements and instruments, as Lender may at any time request in connection with the administration and enforcement of this Agreement or relative to the Pledged Securities or any part thereof or in order to better assure and confirm unto Lender its rights and remedies hereunder.

         13. HEADINGS. Section numbers and heading used herein are for convenience only and are not to affect the construction of or to be taken into consideration in interpreting this
Agreement.

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         IN WITNESS WHEREOF, Pledgor and Lender have executed this Agreement, or have caused this Agreement to be duly executed by a duly authorized officer, all as of the day first above written.

                                         PLEDGOR:

                                         DYNAGEN, INC.,
Witness:  /s/ John Hession               a Delaware Corporation

                                         By: /s/ Jay Wadekar
                                            ----------------------------------
                                                     Jay Wadekar a/k/a
                                         Print Name: Dhananjay G. Wadekar
                                                     -------------------------
                                         Title: Executive Vice President
                                                ------------------------------



                                         LENDER:

                                         FLEET NATIONAL BANK,
Witness:  /s/ Michael J. Dinga           a national banking association
          MICHAEL J. DINGA
                                         By: /s/ Raymond C. Hoefling
                                            ----------------------------------
                                         Print Name: Raymond C. Hoefling
                                                     -------------------------
                                         Title: Vice President
                                                ------------------------------

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                                   SCHEDULE A

                               PLEDGED SECURITIES

                                       NO. OF
          ISSUER                       SHARES       CLASS      CERTIFICATE NOS.
      -------------                   --------     -------     ----------------

Generic Distributors Incorporated        100       Common             1

Able Laboratories, Inc.                   51       Common             2


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